Exhibit 5.1

Stradley Ronon Stevens & Young, LLP
Suite 2600
2005 Market Street
Philadelphia, PA 19103-7018
Telephone 215.564.8000
Fax 215.564.8120
www.stradley.com

July 30, 2013

Customers Bancorp, Inc.

1015 Penn Avenue

Suite 103

Wyomissing PA 19610

Re:	Registration Statement on Form S-3 of Customers Bancorp, Inc.

Ladies and Gentlemen:

We have acted as counsel to and for Customers Bancorp, Inc., a Pennsylvania corporation (the “Company”), in connection with the offer and sale of up to $63,250,000 in aggregate principal amount of notes evidencing indebtedness of the Company, including up to an additional fifteen percent (15%) in principal amount of notes that the underwriters have an option to purchase to cover over-allotments, if any (the “Notes”). The Notes are being offered pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), File No. 333-188040, filed with the United States Securities and Exchange Commission (the “Commission”) on April 19, 2013 and declared effective by the Commission on April 30, 2013 (together with the base prospectus dated April 30, 2013 (the “Base Prospectus”) contained therein and constituting a part thereof, the “Registration Statement”). In connection with an underwritten offering of the Notes, the Company has also filed a preliminary prospectus supplement dated July 22, 2013 (together with the Base Prospectus, the “Preliminary Prospectus”) and a final prospectus supplement dated July 24, 2013 (together with the Base Prospectus, the “Prospectus”), with each of the Preliminary Prospectus and the Prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act. The offer and sale of the Notes is being made pursuant to an underwriting agreement dated July 24, 2013 among the Company, Customers Bank, and Janney Montgomery Scott LLC, as Representative of the underwriters identified in Schedule I thereto (the “Underwriting Agreement”). The Notes will be issued pursuant to an Indenture dated July 30, 2013 between the Company, as Issuer, and Wilmington Trust, National Association (“Trustee”), as Trustee (the “Base Indenture”) and a Supplemental Indenture dated July 30, 2013 between the Company and the Trustee (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”).

In connection with this opinion, we have examined originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including the Registration Statement, the Preliminary Prospectus, the Prospectus, the Underwriting Agreement, the Indenture, the global note representing the Notes, the Company’s Amended and Restated Articles of Incorporation, as amended, included as Exhibit 3.1 to the Company’s Form 8-K filed with the Commission on April 30, 2012, as amended by the Amendment included as Exhibit 3.1 to the Company’s Form 8-K filed with the Commission on July 2, 2012, the Company’s Amended and Restated Bylaws, included as Exhibit 3.2 to the Company’s Form 8-K filed with the Commission on April 30, 2012, and resolutions of the Company’s Board of Directors and the Pricing Committee thereof with respect to the offering contemplated in the Registration Statement, Preliminary Prospectus and Prospectus.

Philadelphia, PA — Malvern, PA — Harrisburg, PA — Wilmington, DE — Cherry Hill, NJ — Washington, DC

A Pennsylvania Limited Liability Partnership

Customers Bancorp, Inc.

July 30, 2013

In rendering this opinion, we have assumed and relied upon, without independent investigation (i) the authenticity, completeness, truth and due authorization and execution of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals and (iii) the conformity to the originals of all documents submitted to us as certified, electronic or photostatic copies, (iv) Trustee is in full compliance with the terms of the Indenture, and (v) that the Indenture has been duly authorized, executed and delivery by, and is valid and binding upon, the Trustee and enforceable against the Trustee in accordance with its terms. We have also assumed that consents or minutes of proceedings of the board of directors (including any pricing committee thereof) have been filed with the secretary or with the minutes of proceedings of the board, as required by applicable law.

The law covered by the opinions expressed herein is limited to the federal statutes, judicial decisions and rules and regulations of the governmental agencies of the United States of America and the statutes, judicial and administrative decisions and rules and regulations of the governmental agencies of the Commonwealth of Pennsylvania and the State of New York. We are not rendering any opinion as to compliance with any federal or state law, rule, or regulation relating to securities, or to the sale or issuance thereof, or the application of securities or “blue sky” laws of any jurisdiction (except federal securities laws). This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of the Commission’s Regulation S-K, and we express no opinion as to any matter pertaining to the contents of the Registration Statement, the Preliminary Prospectus, the Prospectus or any other prospectus supplement, other than as expressly stated herein with respect to the issuance of the Notes.

Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) applicable bankruptcy, insolvency, reorganization, moratorium, arrangement and other laws affecting creditor’s rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers, (ii) the limitations imposed by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law; and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws; (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party; (iii) any waiver of the right to jury trial or (iv) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others.

This opinion letter is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

Customers Bancorp, Inc.

July 30, 2013

Based upon, and subject to, the foregoing, and subject to the qualifications, assumptions and limitations herein stated, we are of the opinion that, subject to the completion of the actions to be taken by the Company, the Trustee and the Underwriters prior to the sale of the Notes, the Notes, when duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the Underwriting Agreement, and upon payment in full of the consideration therefor provided for therein, will be validly issued and will constitute valid and binding obligations of the Company.

This opinion is to be used only in connection with the Registration Statement and may not be used, quoted or relied upon for any other purpose without our prior written consent.

We hereby consent to your filing of this opinion as an exhibit to the Company’s Form 8-K dated July 30, 2013 and we further consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to any reference to our firm in the Registration Statement as legal counsel who have passed upon certain legal matters regarding the Notes proposed to be issued. In giving such consent, we do not hereby admit that we are “experts” within the meaning of the Securities Act, or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Stradley Ronon Stevens & Young, LLP